Exhibit 23.1



                     Consent of Hacker, Johnson & Smith PA


The Board of Directors
Pointe Financial Corporation
Boca Raton, Florida


We consent to the use of our report dated January 19, 2001 relating to the consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 of Pointe Financial Corporation in the 2000 Form 10-K of Pointe Financial Corporation.


/s/ HACKER, JOHNSON & SMITH PA
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HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 16, 2001